Exhibit 10.28

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of June 30, 2020, is made by and among PEAR THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto or having acceded hereto pursuant to Section 22 (each a “Subsidiary Guarantor” and, together with the Borrower, each a “Grantor” and, collectively, the “Grantors”), and PERCEPTIVE CREDIT HOLDINGS III, LP, as administrative agent for the Lenders referred to below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement and Guaranty, dated as of the date hereof (as amended or otherwise modified from time to time, the “Credit Agreement”), whereby, among other things, the Borrower will incur Indebtedness and other Obligations and the Subsidiary Guarantors will guarantee such Indebtedness and other Obligations (the “Guarantee”); and

WHEREAS, it is a condition precedent to the Borrowings under the Credit Agreement that the Grantors enter into this Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the obligations of the Borrower and the Subsidiary Guarantors described below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceding Grantor” has the meaning set forth in Section 22.

“Accession Agreement” has the meaning set forth in Section 22.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Collateral” has the meaning provided in Section 2(a) hereof.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank, depository or other Person establishing the Administrative Agent’s control with respect to any Deposit Accounts, Securities Accounts, lockboxes, disbursement accounts, investment accounts or similar accounts, Letter-of-Credit Rights or Investment Property, for purposes of Article 8 or Sections 9-104, 9-106 and 9-107 of the NY UCC.

“Credit Agreement” has the meaning assigned to such term in the first recital hereto.

“Excluded Equity” means Equity Interest in excess of 65% of the outstanding voting stock of each Excluded Subsidiary.

“Excluded Property” shall mean, with respect to a Grantor, (i) any application for registration of a Trademark filed on an intent-to-use basis, solely to the extent that the grant of a security interest in any such trademark application would materially adversely affect the validity or enforceability of the resulting trademark registration or result in cancellation of such trademark application; provided that immediately upon the time at which the consequences described in the foregoing clause (i) shall no longer exist, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all of such Grantor’s right, title and interest in such Trademark; (ii) General Intangibles to which such Grantor is a party or under which such Grantor has any right, title or interest to the extent that such General Intangible contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), (iii) assets and property to the extent security interests therein are prohibited by enforceable provisions of contracts or applicable law or require governmental consent, approval, license or authorization that has not been obtained or, in the case of assets consisting of licenses, permits, agreements or similar contracts, to the extent the grant of security therein or in such Grantor’s rights thereunder would violate the terms of such license, permit, agreement or similar contract relating to such asset (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (iv) any leasehold interest in real property (v) Excluded Equity, (vi) Excluded Accounts, (vii) any Equity Interests in partnerships, joint ventures or other entities that, in each case, are not Subsidiaries of the Grantors to the extent that such Equity Interests may not be pledged without the consent of one or more third parties (other than the Grantors or any of their Subsidiaries) pursuant to a binding contractual obligation after giving effect to the applicable anti-assignment provisions of the UCC or any other requirement of law, and (viii) motor vehicles and other assets subject to certificates of title, in each case other than to the extent a Lien thereon can be perfected by the filing of a financing statement under the UCC; provided, however, that in each of the foregoing cases Proceeds, Accounts and Payment Intangibles arising from the such items shall not constitute Excluded Property.

“Excluded Subsidiary” shall mean (i) any Foreign Subsidiary that is a “controlled foreign corporation” as defined in Section 957 of the Code, as amended and (ii) any Subsidiary substantially all the assets of which are Equity Interests in one or more Subsidiaries described in clause (i).

“Foreign Subsidiary” shall mean any Subsidiary that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Grantors” has the meaning set forth in the preamble hereto.

“Guarantee” has the meaning assigned to such term in the first recital hereto.

“Intellectual Property Collateral” means the following properties and assets owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i) all Patents, including domestic and foreign Patents, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such Patents and licenses described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii) all Copyrights, including domestic and foreign Copyrights, together with underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said Copyrights are statutory or arise under the common law, and all other rights and works of authorship, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including the Copyrights and licenses described in Schedule 2), and all income and royalties with respect thereto, and all other rights, Claims and demands in any way relating to any such Copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of such Copyright;

(iii) all Trademarks, including state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such Trademarks, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including the Trademarks and licenses described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof, other than any “intent to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(iv) all Technical Information;

(v) the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets; and

(vi) all other Intellectual Property, all other proprietary rights, or other similar property and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, including rights to sue for or collect damages for any past, present or future infringement of any of the foregoing.

“Intellectual Property Security Agreement” means each Copyright Security Agreement in substantially the form of Exhibit C, each Trademark Security Agreement in substantially the form of Exhibit D, each Patent Security Agreement in substantially the form of Exhibit E or any amendment thereto, in form and substance reasonably satisfactory to the Administrative Agent, supplementary to this Agreement and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Lender” has the meaning assigned to such term in the recital.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3.

“Pledge Supplement” has the meaning specified in Section 3(h).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other Equity Interests of the direct or indirect Subsidiaries of the Borrower, whether certificated or uncertificated, owned by any Grantor; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in Equity Interests or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments; (vii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and Claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Collateral Agreements” has the meaning specified in Section 5.

“Pledged Shares” means all of the issued and outstanding Equity Interests, whether certificated or uncertificated, of the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time).

“Proceeds Account” has the meaning set forth in Section 10(c).

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and Claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means all Obligations, whether in respect of Indebtedness or other obligations of the Grantors to any Secured Party under the Credit Agreement, the Notes, the Guarantee or any of the other Loan Documents.

“Secured Parties” means the Administrative Agent and the Lenders.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

“Threshold Amount” means $250,000.

(c) Terms Defined in the NY UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided, however, that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in Article 9 shall govern.

(d) Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2 Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of such Grantor’s personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including the following property (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts; (v) all Books and Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all other Goods; (xiii) all Intellectual Property Collateral; (xiv) all money; (xv) all Pledged Collateral; (xvi) all products and Proceeds of any and all of the foregoing; and (xvii) all Supporting Obligations of any and all of the foregoing; provided, however, that the Collateral shall not include Excluded Property.

(b) Grantors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under any Contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral hereunder.

(c) Continuing Security Interest. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23.

SECTION 3 Perfection and Priority.

(a) Financing Statements, Etc. Each Grantor hereby authorizes the Administrative Agent (or its designee) to file at any time and from time to time any financing statements describing the Collateral, and each Grantor shall execute and deliver to the Administrative Agent, and each Grantor hereby authorizes the Administrative Agent (or its designee) to file (with or without such Grantor’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor (i) ratifies the filing by the Administrative Agent of any financing statements filed with respect to the Collateral prior to the date hereof and (ii) shall from time to time take the actions specified in subsections (b) through (i) below.

(b) Delivery of Pledged Collateral. Each Grantor shall, on the date hereof or promptly after becoming entitled to receive or receiving in accordance with Section 8.12 of the Credit Agreement, deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, the certificates, instruments and other writings representing any Pledged Collateral, which shall be in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank, in form reasonably satisfactory to the Administrative Agent. If any Grantor becomes entitled to receive or receives certificates or instruments evidencing any Pledged Collateral after the date hereof, such Grantor shall hold it in trust for the Administrative Agent, segregate it from other property or funds of such Grantor and promptly deliver the same and all certificates, instruments and other writings representing such Pledged Collateral to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank, in form reasonably satisfactory to the Administrative Agent.

(c) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 3(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the NY UCC. Such Grantor shall deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 3(b) as soon as such Grantor becomes able to do so.

(d) Intellectual Property Collateral. (i) Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Administrative Agent may reasonably request, and record or cause to be recorded (including by giving authorization to the Administrative Agent to so record) such Intellectual Property Security Agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and take any such further or other action as may be necessary or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office or pursuant to the NY UCC, (ii) concurrently with the delivery of a Compliance Certificate pursuant to Section 8.01(d) of the Credit Agreement, for any Intellectual Property Collateral created or acquired by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, such Grantor shall modify this Agreement by amending Schedule 2 to include any Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof and record such Intellectual Property Security Agreement with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and take (or cause to be taken) such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

(e) Documents, Etc. Each Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3, in each case for an amount in excess of the Threshold Amount (provided that in no event shall the aggregate amount of any such Documents Chattel Paper not delivered to the Administrative Agent exceed $500,000). Upon the reasonable request of the Administrative Agent, the Grantors shall mark all Documents and Chattel Paper with such legends as the Administrative Agent shall reasonably specify.

(f) Bailees. Any Person (other than the Administrative Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Administrative Agent. At any time and from time to time, the Administrative Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and, in the case of Collateral having a value in excess of the Threshold Amount, obtain such Person’s written acknowledgment thereof, in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the generality of the foregoing, each Grantor will, upon the Administrative Agent’s request, join with the Administrative Agent in notifying any Person who has possession of any Collateral of the Administrative Agent’s security interest therein and, in the case of Collateral having a value in excess of the Threshold Amount, obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Administrative Agent (provided that in no event shall the aggregate value of any such Collateral for which such Grantor has not obtained such acknowledgement exceed $500,000).

(g) Control. Each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the NY UCC) of or otherwise obtaining a perfected Lien in Collateral consisting of any Deposit Accounts (other than Excluded Accounts), Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, including delivery of Control Agreements in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.

(h) After-Acquired Equity Interests. In the event that any Grantor acquires any Pledged Collateral after the date hereof, such Grantor shall deliver to the Administrative Agent a pledge supplement, duly executed by such Grantor and substantially in the form of Exhibit B (the “Pledge Supplement”), together with all schedules thereto, reflecting such additional Pledged Collateral, and the certificates and other documents required to be delivered pursuant to Section 3(b) hereof in respect of such additional Pledged Collateral. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to such Pledged Collateral immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

(i) Further Assurances. Each Grantor agrees that, at its own expense, it will promptly execute and deliver all further instruments and documents and take all other commercially reasonable actions as the Administrative Agent may reasonably request in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4 Representations and Warranties. In addition to the representations and warranties of each Grantor set forth in the Credit Agreement, each Grantor represents and warrants to each Secured Party that:

(a) Location of Chief Executive Office and Collateral. Such Grantor’s chief executive office and principal place of business is located at the address set forth in Schedule 1, and all other locations where such Grantor owns or leases real property or Collateral with a value in excess of the Threshold Amount is kept are set forth in Schedule 1.

(b) Locations of Books. All locations where Books pertaining to the Rights to Payment of such Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Grantor, are set forth in Schedule 1.

(c) Jurisdiction of Organization and Names. Such Grantor’s jurisdiction of organization is set forth in Schedule 1; and such Grantor’s exact legal name is as set forth in the signature pages of this Agreement. All trade names and trade styles under which such Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, such Grantor has not, at any time in the five years prior to the date of this Agreement: (i) been known as or used any other corporate, trade or fictitious name; or (ii) changed its name.

(d) Collateral. Such Grantor has rights in or the power to transfer the Collateral, and such Grantor is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

(e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which such Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) the Administrative Agent has a perfected and first priority security interest in the Collateral in which such Grantor now has rights and will have a perfected and first priority security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.

(f) Other Financing Statements. Other than (i) financing statements filed in connection with any Permitted Lien; (ii) financing statements in favor of the Administrative Agent for itself and on behalf of the other Secured Parties and (iii) precautionary financing statements filed in respect of leased, consigned or other third-party property, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g) Rights to Payment. Such Grantor has not assigned any of its rights under any of its Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents.

(h) Inventory. No Inventory of such Grantor with a value in excess of the Threshold Amount is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1 or, after the date hereof, with any bailee at any other location that is duly disclosed to the Administrative Agent pursuant to Section 5(n).

(i) Intellectual Property. Except as set forth in Schedule 2, such Grantor does not own, co-own or use under any exclusive license agreement any Intellectual Property registered under the federal laws of the United States.

(j) Equipment. None of the Equipment that constitutes Collateral with a value in excess of the Threshold Amount is leased from or to any Person, except as set forth in Schedule 1 or as otherwise disclosed to the Administrative Agent and the Lenders.

(k) Deposit Accounts. The names and addresses of all financial institutions at which such Grantor maintains its Deposit Accounts (other than Excluded Accounts), and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

(l) Instrument Collateral. (i) Such Grantor has not previously assigned any interest in any Instruments held by such Grantor (other than such interests as will be released on or before the date hereof), and (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise).

(m) Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral. (i) All of the Pledged Shares and Partnership and LLC Collateral of such Grantor have been, and, upon issuance any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable Law and any applicable partnership or operating agreement, (ii) such Grantor is or, in the case of any such additional Pledged Collateral, will be the legal record and beneficial owner thereof, (iii) in the case of Subsidiaries, there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) the Pledged Shares and Partnership and LLC Collateral of such Grantor constitute 100% of the issued and outstanding Equity Interests of all directly and indirectly owned Subsidiaries of such Grantor (other than with respect to Excluded Subsidiaries) and no securities convertible into or exchangeable for any Equity Interest of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any Equity Interest of any such Subsidiary, are issued and outstanding, (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by such Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been disclosed in writing to the Administrative Agent and the Lenders, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of such Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) there exists no material violation or material default under any such agreement by such Grantor, and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement.

(n) Other Investment Property; Instruments; and Chattel Paper. All Securities Accounts of such Grantor and other Investment Property of such Grantor are set forth in Schedule 1, and all Instruments and Chattel Paper for an amount in excess of the Threshold Amount held by such Grantor are also set forth in Schedule 1.

(o) Control Agreements. No Control Agreements exist with respect to any Collateral held by such Grantor other than any Control Agreements in favor of the Administrative Agent.

(p) Letter-of-Credit Rights. Such Grantor does not have any Letter-of-Credit Rights in excess of the Threshold Amount except as set forth in Schedule 1.

(q) Commercial Tort Claims. Such Grantor does not have any Commercial Tort Claims in excess of the Threshold Amount except as set forth in Schedule 1

(r) Leases. Such Grantor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral with a value in excess of the Threshold Amount at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

SECTION 5 Covenants. Until the Commitments have expired or been terminated and all Secured Obligations (other than inchoate indemnification and expense reimbursement obligations for which no Claim has been made) have been indefeasibly paid in full in cash, each Grantor agrees that:

(a) Defense of Collateral. Such Grantor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, the Collateral.

(b) Preservation of Collateral. Such Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c) Compliance with Laws, Etc. Such Grantor will comply with all Laws and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(d) Location of Books and Chief Executive Office. Such Grantor will: (i) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 1 (or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to the following clause (ii)); and (ii) give at least 15 days’ prior written notice to the Administrative Agent of (A) any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any such Books or collecting Rights to Payment for such Grantor or (B) any changes in the location of such Grantor’s chief executive office or principal place of business.

(e) Location of Collateral. Such Grantor will: (i) keep the Collateral with a value in excess of the Threshold Amount held by such Grantor at the locations set forth in Schedule 1 (or, so long as no Default has occurred and is continuing, at such other locations as may be disclosed in writing to the Administrative Agent pursuant to the following clause (ii)) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, other dispositions permitted hereby or by the Credit Agreement and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least 15 days’ prior written notice of any removal to the Administrative Agent; and (ii) give the Administrative Agent at least 15 days’ prior written notice of any change in the locations set forth in Schedule 1.

(f) Change in Name, Identity or Structure. Such Grantor will give at least 15 days’ prior written notice to the Administrative Agent of (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that such Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(g) Maintenance of Records. Such Grantor will keep separate, accurate and complete Books with respect to the Collateral held by or owned by such Grantor, disclosing the Administrative Agent’s security interest hereunder.

(h) Disposition of Collateral. Such Grantor will not surrender or lose possession of, sell, lease, rent, or otherwise dispose of or transfer any of the Collateral having an aggregate value in excess of the Threshold Amount held or owned by such Grantor or any right or interest therein, except to the Administrative Agent or to the extent otherwise permitted by the Loan Documents; provided that no such disposition or transfer of Investment Property or Instruments shall be permitted if so directed by the Administrative Agent after an Event of Default has occurred and is continuing.

(i) Liens. Such Grantor will keep the Collateral held by such Grantor free of all Liens except Permitted Liens.

(j) Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. At the Administrative Agent’s request, such Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises where any Collateral with a value in excess of the Threshold Amount is at any time maintained, and from each other Person at whose premises such Collateral is maintained (including any bailee, warehouseman or similar Person), any collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent.

(k) Rights to Payment. Such Grantor will:

(i) as may be required under the Credit Agreement, furnish to the Administrative Agent full and complete reports, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Accounts.

(ii) if any Accounts of such Grantor in excess of the Threshold Amount arise from Contracts with the United States or any department, agency or instrumentality thereof, promptly notify the Administrative Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(iii) upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and

(iv) upon the occurrence and during the continuance of any Event of Default, establish such lockbox or similar arrangements for the payment of such Grantor’s Accounts and other Rights to Payment as the Administrative Agent shall require.

(l) Instruments, Investment Property, Etc. Upon the request of the Administrative Agent, such Grantor will (i) promptly deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents and Chattel Paper held by such Grantor in an amount in excess of the Threshold Amount, all letters of credit of such Grantor in an amount in excess of the Threshold Amount, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments in an amount in excess of the Threshold Amount, (ii) cause any securities intermediaries to show on their books that the Administrative Agent is the entitlement holder with respect to any Investment Property held by such securities intermediary on behalf of such Grantor, and/or obtain Control Agreements in favor of the Administrative Agent from such securities intermediaries, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any such Investment Property, as reasonably requested by the Administrative Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor in an amount in excess of the Threshold Amount, as the Administrative Agent shall reasonably specify.

(m) Deposit Accounts and Securities Accounts. Such Grantor will give the Administrative Agent notice of the establishment of any new Deposit Account (other than any Excluded Account) and of any new Securities Account established by such Grantor with respect to any Investment Property held by such Grantor.

(n) Inventory. Except as provided for herein, such Grantor will not store any Inventory with an aggregate value in excess of the Threshold Amount with a bailee, warehouseman or similar Person or on premises leased to such Grantor other than those locations identified in Schedule 1, and will not dispose of any such Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, and will not acquire any such Inventory from any Person on any such basis.

(o) Intellectual Property Collateral. Such Grantor:

(i) except as permitted under the Credit Agreement, will not allow or suffer any Intellectual Property Collateral that constitutes Material Intellectual Property held by such Grantor to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice; and

(ii) will diligently prosecute all applications for Patents and Trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral held by such Grantor.

(p) Notices, Reports and Information. Such Grantor will (i) promptly notify the Administrative Agent of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter-of-Credit Rights); (ii) promptly notify the Administrative Agent of any material Claim made or asserted against the Collateral by any Person and of any material change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Administrative Agent’s Lien thereon; (iii) promptly furnish to the Administrative Agent such listings, descriptions and schedules with respect to such Grantor’s Equipment and Inventory, and such other reports and other information in connection with the Collateral, as the Administrative Agent may reasonably request, all in reasonable detail; and (iv) upon the reasonable request of the Administrative Agent make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

(q) Shareholder Agreements and Other Agreements. Such Grantor will:

(i) comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder;

(ii) take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral of Subsidiaries to provide specifically at all times that: (A) no such Partnership and LLC Collateral shall be a security governed by Article 8 of the applicable UCC; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Administrative Agent) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable Law;

(iii) not take vote or enable to take any other action to certificate any Pledged Shares or Partnership and LLC Collateral of any Grantor to the extent such Pledged Shares or Partnership and LLC Collateral is not certificated as of the Closing Date, unless such Grantor delivers a certificate evidencing such Equity Interest to the Administrative Agent in accordance with this Agreement; and

(iv) not vote to enable or take any other action to: (A) amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner adverse to the Administrative Agent or the other Secured Parties or that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

(v) Additionally, such Grantor agrees that no such Partnership and LLC Collateral of Subsidiaries (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a Securities Account.

(r) Insurance Such Grantor shall carry and maintain in full force and effect, at the expense of such Grantor and with financially sound and reputable insurance companies, insurance with respect to the Collateral held by such Grantor in such amounts, with such deductibles and covering such risks in accordance with Section 8.05 of the Credit Agreement.

(ii) If Collateral having a value in excess of the Threshold Amount held by such Grantor is materially damaged or destroyed, in whole or in part, by fire or other casualty, such Grantor shall give immediate notice thereof to the Administrative Agent. After the occurrence and during the continuance of an Event of Default, or as otherwise required under the Loan Documents, all sums payable to any Grantor by any insurer with respect to a casualty relating to all or any part of the Collateral shall be paid to the Administrative Agent. If any Grantor receives any insurance proceeds which are to be paid to the Administrative Agent pursuant to the previous sentence, such Grantor shall hold such proceeds in trust for the Administrative Agent, segregate such proceeds from other funds of such Grantor, and promptly forward such proceeds in the form received to the Administrative Agent (appropriately endorsed by such Grantor to the order of the Administrative Agent or in such other manner as satisfactory to the Administrative Agent). All such insurance proceeds may be retained by the Administrative Agent as part of Collateral hereunder and held in the Proceeds Account, applied by the Administrative Agent toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to such Grantor upon its request with the consent of the Administrative Agent.

SECTION 6 Rights to Payment and Pledged Collateral.

(a) Collection of Rights to Payment. Until the Administrative Agent exercises its rights hereunder to collect any Rights to Payment of any Grantor, each such Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment held by such Grantor. At the request of the Administrative Agent, upon the occurrence and during the continuance of any Event of Default, all remittances received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) Pledged Collateral. Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent consistent with the Credit Agreement or the Guarantee, as applicable; provided, however, that, except in connection with transactions permitted under Section 9.09 or Section 9.05 of the Credit Agreement, such Grantor shall not be entitled to receive (i) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral held by such Grantor, or (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution of any Person whose ownership interests constitute Pledged Collateral or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving any such Person. At the request of the Administrative Agent, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder. Additionally, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to any applicable Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by such Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.

(c) Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred and is continuing, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Administrative Agent and the other Secured Parties in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents. If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

(d) Certain Other Administrative Matters. The Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6). The Administrative Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7 Authorization; Administrative Agent Appointed Attorney-in-Fact. In addition to (and not in limitation of) any other right or remedy provided to the Administrative Agent hereunder, the Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by any such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a) file any of the financing statements which must be filed to perfect or continue to perfect, maintain the priority of or provide notice of the Administrative Agent’s Lien in the Collateral;

(b) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;

(e) receive, open and dispose of all mail addressed to such Grantor;

(f) send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;

(g) contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

(h) assert, adjust, sue for, compromise or release any Claims under any policies of insurance;

(i) exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts of such Grantor maintained with the Administrative Agent, any Lender or any other bank, financial institution or other Person;

(j) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Administrative Agent;

(k) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any Claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(l) execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(m) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(n) execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor and the Administrative Agent’s security interest therein; and

(o) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (o). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations (other than inchoate indemnification and expense reimbursement obligations for which no Claim has been made) have not been indefeasibly paid in full in cash. Each Grantor hereby ratifies, to the extent permitted by applicable Law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8 Administrative Agent Performance of Grantor Obligations. The Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Administrative Agent on demand for any amounts paid, or costs incurred, by the Administrative Agent pursuant to this Section 8.

SECTION 9 Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral. The Administrative shall not deliver any notice of exclusive control under a Control Agreement with respect to any Collateral unless an Event of Default has occurred and is continuing.

SECTION 10 Remedies.

(a) Remedies. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, the Guarantee or any other Loan Document, all rights and remedies of a secured party under the NY UCC and other applicable Laws. Without limiting the generality of the foregoing, each Grantor agrees that:

(i) The Administrative Agent may peaceably and without notice enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine.

(ii) The Administrative Agent may require such Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.

(iii) The Administrative Agent may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.

(iv) The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable Law).

(v) The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts (other than Excluded Accounts), Securities Accounts or Commodity Accounts.

(vi) The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale, by one or more Contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent and each of the other Secured Parties shall have the right upon any such public sale, and, to the extent permitted by applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by applicable Law. The Administrative Agent shall give such Grantor such notice of any public or private sale as may be required by the NY UCC or other applicable Law. Such Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(vii) Neither the Administrative Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Administrative Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Administrative Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any other Secured Party’s rights against such Grantor. Such Grantor waives any right it may have to require the Administrative Agent or any other Secured Party to pursue any third Person for any of the Secured Obligations. The Administrative Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Administrative Agent sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

(b) License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral.

(c) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied as provided in Section 3.03(d) of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or otherwise disposed of in accordance with the NY UCC or other applicable Law. Each Grantor shall remain liable to the Administrative Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11 Certain Waivers. Each Grantor waives, to the fullest extent permitted by applicable Law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Administrative Agent or the other Secured Parties (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Administrative Agent’s or any of the other Secured Parties’ power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all Claims, damages, and demands against the Administrative Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in Section 14.02 of the Credit Agreement.

SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent or any other Secured Party.

SECTION 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Administrative Agent, each Secured Party and their respective successors and permitted assigns and shall bind any Person who becomes bound as a debtor, agent or secured party to this Agreement.

SECTION 15 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 16 Submission to Jurisdiction. Each Grantor agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 16 is for the benefit of the Secured Parties only and, as a result, no Secured Party shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by any Law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(b) Waiver of Venue. Each Grantor irrevocably waives to the fullest extent permitted by applicable Law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by applicable Law any Claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

SECTION 17 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 18 Entire Agreement; Amendment. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. Each Grantor acknowledges, represents and warrants that in deciding to enter into this Agreement and the other Loan Documents and in taking or not taking any action hereunder or thereunder, it has not relied, and will not rely, on any statement, representation, warranty, covenant, agreement or understanding, whether written or oral, of or with the Lenders other than those expressly set forth in this Agreement and the other Loan Documents. This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 19 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 20 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 21 No Inconsistent Requirements. Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 22 Accession. At such time following the date hereof as any Person (an “Acceding Grantor”) is required to accede hereto pursuant to the terms of Section 8.12 of the Credit Agreement, such Acceding Grantor shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Exhibit A (an “Accession Agreement”), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof.

SECTION 23 Termination. Upon the termination of the Commitments of the Lenders and payment and performance in full in cash of all Secured Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no Claim has been made), the security interests created by this Agreement shall terminate and the Administrative Agent shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination of all security interests given by such Grantor to the Administrative Agent hereunder.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTORS:

PEAR THERAPEUTICS, INC.

By:	/s/ Christopher Guiffre
Name: Christopher Guiffre
Title: Chief Financial Officer & Chief Operating Officer

[Signature Page to Security Agreement]

ADMINISTRATIVE AGENT:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

[Signature Page to Security Agreement]

EXHIBIT A

TO THE SECURITY AGREEMENT

FORM OF ACCESSION AGREEMENT

To:	Perceptive Credit Holdings III, LP, as Administrative Agent

Re:	PEAR THERAPEUTICS, INC.

Ladies and Gentlemen:

This Accession Agreement is made and delivered as of [__________], 20[__] pursuant to Section 22 of that certain Security Agreement, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Security Agreement”), between each Grantor from time to time party thereto (each a “Grantor” and collectively, the “Grantors”), and Perceptive Credit Holdings III, LP (in such capacity, together with its successors and assigns, the “Administrative Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement or the Credit Agreement (as defined in the Security Agreement), as the context may require.

The undersigned, ___________________________ [insert name of Acceding Grantor], a _____________________ [corporation, partnership, limited liability company, etc.], hereby acknowledges for the benefit of the Secured Parties that it shall be a “Grantor” for all purposes of the Security Agreement effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 4 of the Security Agreement are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Grantor under, and to be bound in all respects by the terms of, the Security Agreement, including Section 5 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. The undersigned hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the undersigned’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all Collateral, as security for the payment and performance of the Secured Obligations.

Schedules 1 through 3 to the Security Agreement are hereby amended by adding Schedules 1 through 3 attached hereto to the Security Agreement. [Attach hereto completed Schedules 1 through 3 in the form of Schedules 1 through 3 attached to the Security Agreement.]

This Accession Agreement shall constitute a Loan Document under the Credit Agreement.

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THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement as of the date first above written.

[ACCEDING GRANTOR]

By:
Name: Title:

Address:

Email: Fax No.:

Attention:

A-2

EXHIBIT B

TO THE SECURITY AGREEMENT

FORM OF PLEDGE SUPPLEMENT

To:	Perceptive Credit Holdings III, LP, as Administrative Agent

Re:	PEAR THERAPEUTICS, INC.

Ladies and Gentlemen:

This Pledge Supplement (this “Pledge Supplement”) is made and delivered as of [__________], 20[__] pursuant to Section 3(h) of that certain Security Agreement, dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Security Agreement”), among each Grantor from time to time party thereto (each a “Grantor” and collectively, the “Grantors”), and Perceptive Credit Holdings III, LP (in such capacity, together with its successors and assigns, the “Administrative Agent”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Security Agreement or the Credit Agreement (as defined in the Security Agreement), as the context may require.

The undersigned, ___________________________ [insert name of Grantor], a _____________________ [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall be and become part of the Pledged Collateral and shall secure all Secured Obligations.

Schedule 3 to the Security Agreement is hereby amended by adding to such Schedule 3 the information set forth in the supplement attached hereto.

This Pledge Supplement shall constitute a Loan Document under the Credit Agreement.

THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

[____________________]

By:
Name:
Title:

B-1

EXHIBIT C

TO THE SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [__________], 20[__] (this “Copyright Security Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Copyright Grantors”), is in favor of Perceptive Credit Holdings III, LP, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Copyright Grantors are party to a Security Agreement dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Copyright Grantors are required to execute and deliver this Copyright Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, each Copyright Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Copyright Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lender to enter into the Credit Agreement and to induce the Lender to make their respective extensions of credit to the Borrower thereunder, each Copyright Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Copyright Grantor or in which such Copyright Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Copyrights of such Copyright Grantor, including, without limitation, the registered and applied-for Copyrights of such Copyright Grantor listed on Schedule 1 attached hereto;

(b) to the extent not covered by clause (a), all Proceeds of any of the foregoing; and

(c) to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights.

The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Copyright Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Each Copyright Grantor hereby authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Copyright Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

PEAR THERAPEUTICS, INC.

By:
Name:
Title:

Address: 200 State Street 13th Floor
Boston, MA 02109

Accepted and Agreed:
PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By
Name:
Title:

By
Name:
Title:

Perceptive Credit Holdings III, LP

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attn: Sandeep Dixit

Email: Sandeep@perceptivelife.com and

PCOFReporting@perceptivelife.com

EXHIBIT D

TO THE SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [__________], 20[__] (this “Trademark Security Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Trademark Grantors”), is in favor of Perceptive Credit Holdings III, LP, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Trademark Grantors are party to a Security Agreement, dated as June 30, 2020 (as amended or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Trademark Grantors are required to execute and deliver this Trademark Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, each Trademark Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Trademark Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lender to enter into the Credit Agreement and to induce the Lender to make their respective extensions of credit to the Borrower thereunder, each Trademark Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Trademarks of such Trademark Grantor, including, without limitation, the registered and applied-for Trademarks of such Grantor listed on Schedule 1 attached hereto (excluding any application for registration of a trademark filed on an intent-to-use (or equivalent) basis solely to the extent that the grant of a security interest in any such trademark application would materially adversely affect the validity or enforceability of such application or the resulting registration, or result in abandonment of application or cancellation of the resulting registration);

(b) to the extent not covered by clause (a), all Proceeds of any of the foregoing;

(c) to the extent not covered by clause (a), the goodwill of the businesses with which the Trademarks are associated; and

(d) to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks or unfair competition regarding the same.

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Trademark Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Each Trademark Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Trademark Security Agreement.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Trademark Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

PEAR THERAPEUTICS, INC.

By:
Name:
Title:

Address: 200 State Street 13th Floor
Boston, MA 02109

Accepted and Agreed:
PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By
Name:
Title:

By
Name:
Title:

Perceptive Credit Holdings III, LP

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attn: Sandeep Dixit

Email: Sandeep@perceptivelife.com and PCOFReporting@perceptivelife.com

EXHIBIT E

TO THE SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [__________], 20[__] (this “Patent Security Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Patent Grantors”), is in favor of Perceptive Credit Holdings III, LP, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Patent Grantors are party to a Security Agreement dated as of June 30, 2020 (as amended or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Patent Grantors are required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement);

WHEREAS, pursuant to the terms of the Security Agreement, each Patent Grantor has created in favor of the Administrative Agent a security interest in, and the Administrative Agent has become a secured creditor with respect to, the Patent Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lender to enter into the Credit Agreement and to induce the Lender to make their respective extensions of credit to the Borrower thereunder, each Patent Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Patent Grantor or in which such Patent Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Patents of such Patent Grantor, including, without limitation, the registered and applied-for Patents of such Grantor listed on Schedule 1 attached hereto;

(b) to the extent not covered by clause (a), all Proceeds of any of the foregoing; and

(c) to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Patents.

E-1

The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement, and the Patent Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Each Patent Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Patent Security Agreement.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

E-2

IN WITNESS WHEREOF, each Patent Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

PEAR THERAPEUTICS, INC.

By:
Name:
Title:

Address: 200 State Street 13th Floor
Boston, MA 02109

Accepted and Agreed:
PERCEPTIVE CREDIT HOLDINGS III, LP, as Collateral Agent

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By
Name:
Title:

By
Name:
Title:

Perceptive Credit Holdings III, LP

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, NY 10003

Attn: Sandeep Dixit

Email: Sandeep@perceptivelife.com and PCOFReporting@perceptivelife.com

E-3